Exhibit 99.1

Fahnestock & Co., Inc. 401(k) Plan

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 11-K of the Fahnestock & Co., Inc. 401(k) Plan (the "Plan") for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Elaine K. Roberts as President, Treasurer and Chief Financial Officer of Fahnestock Viner Holdings Inc. and Albert G. Lowenthal, as Trustee of the Plan hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

s/s E.K. Roberts
Name: Elaine K. Roberts
Title: President, Treasurerand Chief Financial Officer
Date: June 30, 2003

/s/ A.G. Lowenthal
Name: Albert G. Lowenthal
Title: Trustee of the Plan
Date: June 30, 2003